Exhibit 99.1

Genesee & Wyoming Reports Results for the Second Quarter of 2017

DARIEN, Conn.--(BUSINESS WIRE)--August 1, 2017--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Second Quarter 2017 Consolidated Highlights Compared with Second Quarter 2016

  Completed the acquisition of Pentalver Transport Limited (Pentalver), a U.K. based maritime container terminal and transportation business, on May 3, 2017.
  Completed the acquisition of Atlantic Western Transportation, Inc., parent company of Heart of Georgia Railroad, Inc. (HOG), on May 31, 2017.
  Operating revenues increased 7.8% to $540.4 million from $501.4 million.
  Reported operating income increased 16.2% to $101.3 million; Adjusted operating income increased 13.3% to $107.4 million.(1)
  Reported diluted earnings per common share (EPS) decreased 10.8% to $0.74 with 62.4 million weighted average shares outstanding, compared with reported diluted EPS in the second quarter of 2016 of $0.83 with 58.1 million weighted average shares outstanding; Adjusted diluted EPS decreased 1.2% to $0.80.(1)

Second Quarter Segment Highlights

  North America: Operating revenues from G&W's North American Operations increased 3.6% to $315.7 million from $304.6 million, primarily due to $8.7 million from new operations as well as increases in agricultural products and minerals and stone revenues. Reported operating income from G&W's North American Operations increased 0.7% to $79.6 million; Adjusted operating income from G&W's North American Operations remained flat at $81.1 million.(1)
  Australia: Operating revenues from G&W's 51.1% owned Australian Operations increased 38.9% to $76.8 million from $55.3 million, primarily due to new operations as well as an increase in metallic ores revenues. Reported operating income from G&W's Australian Operations increased to $20.3 million from $9.4 million; Adjusted operating income from G&W's Australian Operations increased to $20.3 million from $10.2 million.(1)
  U.K./Europe: Operating revenues from G&W's U.K./European Operations increased 4.5% to $148.0 million from $141.5 million. Excluding $25.5 million from new operations and a decrease of $11.8 million from foreign currency depreciation, U.K./Europe same railroad operating revenues decreased $7.3 million primarily due to the restructuring of ERS. Reported operating income from G&W's U.K./European Operations increased to $1.5 million from an operating loss of $1.2 million; Adjusted operating income from G&W's U.K./European Operations increased to $5.9 million from $3.4 million.(1) (2)

Jack Hellmann, Chairman, President and CEO of G&W commented, “In the second quarter of 2017, we closed on the acquisitions of the Heart of Georgia Railroad in the United States and Pentalver in the United Kingdom, we completed the restructuring of ERS in Continental Europe, and we reported financial results that were modestly stronger than expected, with reported diluted EPS of $0.74 and adjusted diluted EPS of $0.80. In North America, same railroad revenues remained flat overall while we maintained an operating ratio of approximately 75%. In Australia, our 51%-owned business performed well in the second full quarter since the acquisition of Glencore Rail, with higher same railroad shipments of iron ore and manganese and an operating ratio of approximately 74%. In the U.K./Europe, the turn-around in our financial performance became increasingly visible, a trend that we expect to continue through 2017 and beyond.”(1)

Mr. Hellmann continued, “Meanwhile, our year-to-date free cash flow was strong and we continue to evaluate a range of acquisition and investment opportunities across our global footprint of railroads.”(1)

Financial Results

G&W's operating revenues increased $39.1 million, or 7.8%, to $540.4 million in the second quarter of 2017, compared with $501.4 million in the second quarter of 2016. G&W's operating income in the second quarter of 2017 was $101.3 million, compared with $87.2 million in the second quarter of 2016. G&W's adjusted operating income in the second quarter of 2017 was $107.4 million, compared with $94.7 million in the second quarter of 2016.(1)

G&W's reported net income attributable to G&W in the second quarter of 2017 was $46.0 million, compared with reported net income of $48.4 million in the second quarter of 2016. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W's adjusted net income in the second quarter of 2017 was $49.9 million, compared with $47.0 million in the second quarter of 2016.(1)

G&W's reported diluted EPS in the second quarter of 2017 were $0.74 with 62.4 million weighted average shares outstanding, compared with reported diluted EPS in the second quarter of 2016 of $0.83 with 58.1 million weighted average shares outstanding. G&W's adjusted diluted EPS in the second quarter of 2017 were $0.80 with 62.4 million weighted average shares outstanding, compared with adjusted diluted EPS in the second quarter of 2016 of $0.81 with 58.1 million weighted average shares outstanding.(1)

Impact of Glencore Rail (NSW) Pty Limited (GRail) Acquisition on G&W Financial Presentation

In conjunction with the December 1, 2016 acquisition of GRail, G&W issued a 48.9% equity stake in G&W’s Australian subsidiary, G&W Australia Holdings LP (GWA), the holding company for all of G&W's Australian businesses, to Macquarie Infrastructure and Real Assets (MIRA). G&W retained a 51.1% interest in GWA and continues to consolidate 100% of GWA in its financial statements and reports a noncontrolling interest for MIRA’s 48.9% equity ownership. As a result, G&W’s second quarter 2017 operating income includes 100% of the Australian business, while net income attributable to G&W reflects its 51.1% ownership position in the Australian business.

Prior to the GRail acquisition, G&W's Australian Operations provided rail operator services to GRail, which were recorded as freight-related revenues. These freight-related services continued post acquisition, but are eliminated in consolidation. Revenues from the GRail acquisition are now included in G&W’s consolidated freight revenues from new operations.

Items Affecting Comparability

In the second quarter of 2017 and 2016, G&W's results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts):

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Attributable to G&W Impact	Diluted EPS Impact
Three Months Ended June 30, 2017
Corporate development and related costs	$(3.7)	$(2.7)	$(0.04)
Restructuring costs	$(2.4)	$(2.2)	$(0.03)
Gain on sale of investment	$1.6	$1.0	$0.02

Three Months Ended June 30, 2016
Corporate development and related costs	$(2.6)	$(1.8)	$(0.03)
Restructuring costs	$(5.0)	$(4.0)	$(0.07)
Q2 2016 Short Line Tax Credit	$—	$7.2	$0.12

In the second quarter of 2017, G&W's results included corporate development and related costs of $3.7 million, primarily related to the acquisition and integration of Pentalver, as well as restructuring costs of $2.4 million, primarily in G&W's U.K./Europe Region. The second quarter of 2017 also included a $1.6 million gain on the sale of an investment in the U.S.

In the second quarter of 2016, G&W's results included restructuring costs of $5.0 million, primarily associated with G&W's U.K./Europe Region, and corporate development and related costs of $2.6 million. The second quarter of 2016 also included an income tax benefit of $7.2 million associated with the United States Short Line Tax Credit. The Short Line Tax Credit expired on December 31, 2016.

Second Quarter Results by Segment

Operating revenues from G&W's North American Operations increased $11.1 million, or 3.6%, to $315.7 million in the second quarter of 2017, compared with $304.6 million in the second quarter of 2016. North American Operations revenues increased primarily due to $8.7 million from new operations as well as increases in agricultural products and minerals and stone freight revenues.

North American Operations traffic increased 10,924 carloads, or 2.8%, to 397,047 carloads in the second quarter of 2017. Excluding 11,483 carloads from new operations, same railroad traffic decreased 559 carloads, or 0.1%. The traffic decrease was principally due to decreases of 1,873 carloads of metallic ores traffic (primarily in the Mountain West and Coastal regions), 1,839 carloads of petroleum products traffic (primarily in the Northeast and Mountain West regions), 1,695 carloads of metals traffic (primarily in the Southern and Coastal regions), 1,547 carloads of chemicals and plastics traffic (primarily in the Mountain West Region) and 1,514 carloads of pulp and paper traffic (primarily in the Southern and Coastal regions), partially offset by increases of 3,235 carloads of agricultural products traffic (primarily in the Central and Mountain West regions), 2,422 carloads of waste traffic (primarily in the Northeast and Pacific regions) and 1,380 carloads of minerals and stone traffic (primarily in the Central Region). All remaining traffic increased by a net 872 carloads.

G&W's North American Operations had operating income of $79.6 million in the second quarter of 2017, compared with $79.0 million in the second quarter of 2016. The operating ratio for North American Operations was 74.8% in the second quarter of 2017, compared with an operating ratio of 74.1% in the second quarter of 2016. Adjusted operating income from G&W's North American Operations in the second quarter of 2017 remained flat at $81.1 million, compared with the second quarter of 2016. The adjusted operating ratio for North American Operations was 74.3% in the second quarter of 2017, compared with an adjusted operating ratio of 73.4% in the second quarter of 2016.(1)

Operating revenues from G&W's Australian Operations increased $21.5 million, or 38.9%, to $76.8 million in the second quarter of 2017, compared with $55.3 million in the second quarter of 2016. Excluding $16.2 million of net revenues from new operations and a $0.4 million increase due to the impact of foreign currency appreciation, Australian Operations same railroad revenues increased $5.0 million, or 8.9%, primarily due to an increase in metallic ores freight revenues.(2)

Australian Operations traffic increased 101,838 carloads to 146,089 carloads in the second quarter of 2017. Excluding 92,659 carloads from new operations, same railroad traffic increased 9,179, or 20.7% in the second quarter of 2017, compared with the second quarter of 2016. The traffic increase was principally due to increases of 6,836 carloads of metallic ores traffic and 4,871 carloads of agricultural products traffic, partially offset by a decrease of 2,359 carloads of minerals and stone traffic. All remaining traffic decreased by 169 carloads.

G&W's Australian Operations had operating income of $20.3 million in the second quarter of 2017, compared with $9.4 million in the second quarter of 2016. The operating ratio for Australian Operations was 73.6% in the second quarter of 2017, compared with an operating ratio of 83.0% in the second quarter of 2016. Adjusted operating income from G&W's Australian Operations was $20.3 million in the second quarter of 2017, compared with adjusted operating income of $10.2 million in the second quarter of 2016. The adjusted operating ratio for Australian Operations was 73.5% in the second quarter of 2017, compared with an adjusted operating ratio of 81.5% in the second quarter of 2016.(1)

Operating revenues from G&W's U.K./European Operations increased $6.4 million, or 4.5%, to $148.0 million in the second quarter of 2017, compared with $141.5 million in the second quarter of 2016. Excluding $25.5 million from new operations and an $11.8 million decrease due to the impact of foreign currency depreciation, U.K./European same railroad revenues decreased $7.3 million, or 5.6%, primarily due to a decrease in Continental Europe intermodal revenues following the discontinuation of certain intermodal train services as part of the restructuring of ERS Railways B.V. (ERS) in the first half of 2017.(2)

U.K./European Operations traffic decreased 9,596 carloads, or 3.5%, to 266,946 carloads in the second quarter of 2017. The traffic decrease was principally due to decreases of 11,452 carloads of intermodal traffic (primarily in Continental Europe), 5,276 carloads of coal and coke traffic (primarily in the U.K.), partially offset by an increase of 7,062 carloads of minerals and stone traffic (primarily in Poland). All remaining traffic increased by a net 70 carloads.

G&W's U.K./European Operations had operating income of $1.5 million in the second quarter of 2017, compared with an operating loss of $1.2 million in the second quarter of 2016. Adjusted operating income from G&W's U.K./European Operations was $5.9 million in the second quarter of 2017, compared with adjusted operating income of $3.4 million in the second quarter of 2016.(1)

Free Cash Flow and Free Cash Flow Attributable to G&W (1)

G&W's free cash flow and free cash flow attributable to G&W for the six months ended June 30, 2017 and 2016 was as follows (in millions):

	Six Months Ended
	June 30,
	2017	2016
Net cash provided by operating activities	$224.3	$162.0
Net cash used in investing activities, excluding new business investments	(168.4)	(74.8)
Net cash used for acquisitions/divestitures(a)	105.7	1.1
Free cash flow before new business investments	161.6	88.3
New business investments, net of grants from outside parties	(7.4)	(3.4)
Free cash flow and free cash flow attributable to G&W(1)(b)	$154.3	$85.0

(a)	The 2017 period primarily consisted of net cash used for the acquisitions of Pentalver and HOG as well as $5.1 million in cash paid for incremental expenses related to the purchase and integration of the acquisitions, partially offset by $2.9 million of proceeds received from a working capital adjustment related to the GRail acquisition and $2.1 million of proceeds from the sale of a noncontrolling interest in the U.S.

(b)	Free cash flow attributable to G&W is defined as Free cash flow less any distributions made to noncontrolling interest (MIRA 48.9% of GWA).

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the second quarter of 2017 will be held on Tuesday, August 1, 2017, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 230-1059; outside the U.S. is (612) 234-9959, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter's earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on August 1, 2017, by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 405460.

About G&W

G&W owns or leases 122 freight railroads worldwide that are organized in 10 operating regions with approximately 8,000 employees and 3,000 customers.

  G&W's eight North American regions serve 41 U.S. states and four Canadian provinces and include 115 short line and regional freight railroads with more than 13,000 track-miles.
  G&W's Australia Region provides rail freight services in New South Wales, including in the Hunter Valley coal supply chain, the Northern Territory and South Australia, including operating the 1,400-mile Tarcoola-to-Darwin rail line. As of December 1, 2016, G&W's Australia Region is 51.1% owned by us and 48.9% owned by a consortium of funds and clients managed by Macquarie Infrastructure and Real Assets.
  G&W's U.K./European Region is led by Freightliner, the U.K.'s largest rail maritime intermodal operator and second-largest rail freight company. Operations also include heavy-haul in Poland and Germany, intermodal services connecting Northern European seaports with key industrial regions in Germany, and regional rail services in the Netherlands and Belgium.

G&W subsidiaries provide rail service at more than 40 major ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

From time to time, we may use our website as a channel of distribution of material company information. Financial and other material information regarding G&W is routinely posted on and accessible at www.gwrr.com/investors. In addition, you may automatically receive email alerts and other information about us by enrolling your email address in the "Email Alerts" section of www.gwrr.com/investors. The information contained on or connected to our Internet website is not deemed to be incorporated by reference in this press release or filed with the SEC.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to integrate acquired businesses successfully or to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2016 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted operating income, adjusted operating ratio, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS), free cash flow and free cash flow attributable to G&W are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

2.	Foreign exchange impact is calculated by comparing the prior period results translated from local currency to U.S. dollars using current period exchange rates to the prior period results in U.S. dollars as reported.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
OPERATING REVENUES	$540,433	$501,375	$1,059,541	$983,991
OPERATING EXPENSES	439,093	414,181	880,747	839,801
OPERATING INCOME	101,340	87,194	178,794	144,190
INTEREST INCOME	581	336	808	411
INTEREST EXPENSE	(25,785)	(17,741)	(52,150)	(35,716)
OTHER INCOME/(LOSS), NET	1,589	722	(510)	1,453
INCOME BEFORE INCOME TAXES	77,725	70,511	126,942	110,338
PROVISION FOR INCOME TAXES	(29,597)	(22,112)	(51,525)	(34,920)
NET INCOME	$48,128	$48,399	$75,417	$75,418
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	2,121	—	3,172	—
NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$46,007	$48,399	$72,245	$75,418
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:	$0.75	$0.85	$1.18	$1.32
WEIGHTED AVERAGE SHARES - BASIC	61,551	57,187	61,472	57,106
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:	$0.74	$0.83	$1.16	$1.30
WEIGHTED AVERAGE SHARES - DILUTED	62,415	58,117	62,371	58,036

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2017 AND DECEMBER 31, 2016
(in thousands)
(unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$83,743	$32,319
Accounts receivable, net	379,939	363,923
Materials and supplies	60,438	43,621
Prepaid expenses and other	37,131	45,475
Total current assets	561,251	485,338
PROPERTY AND EQUIPMENT, net	4,590,740	4,503,319
GOODWILL	1,176,181	1,125,596
INTANGIBLE ASSETS, net	1,564,542	1,472,376
DEFERRED INCOME TAX ASSETS, net	2,772	2,671
OTHER ASSETS, net	40,444	45,658
Total assets	$7,935,930	$7,634,958
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$34,663	$52,538
Accounts payable	255,097	266,867
Accrued expenses	155,645	159,705
Total current liabilities	445,405	479,110
LONG-TERM DEBT, less current portion	2,398,070	2,306,915
DEFERRED INCOME TAX LIABILITIES, net	1,228,393	1,162,221
DEFERRED ITEMS - grants from outside parties	308,946	301,383
OTHER LONG-TERM LIABILITIES	216,546	198,208
TOTAL EQUITY	3,338,570	3,187,121
Total liabilities and equity	$7,935,930	$7,634,958

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(in thousands)
(unaudited)
	Six Months Ended
	June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$75,417	$75,418
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	122,287	100,254
Stock-based compensation	8,857	9,525
Deferred income taxes	34,320	16,336
Net (gain)/loss on sale and impairment of assets	(781)	12,517
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	10,066	(11,472)
Materials and supplies	2,198	(1,071)
Prepaid expenses and other	14,617	(2,078)
Accounts payable and accrued expenses	(48,282)	(46,236)
Other assets and liabilities, net	5,627	8,808
Net cash provided by operating activities	224,326	162,001
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(91,498)	(113,321)
Grant proceeds from outside parties	11,630	25,990
Cash paid for acquisitions, net of cash acquired	(102,655)	—
Proceeds from the sale of investment	2,100	—
Insurance proceeds for the replacement of assets	1,406	7,741
Proceeds from disposition of property and equipment	3,280	1,458
Net cash used in investing activities	(175,737)	(78,132)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on revolving line-of-credit, long-term debt and capital leases	(322,446)	(311,930)
Proceeds from revolving line-of-credit and long-term borrowings	320,191	215,434
Proceeds from employee stock purchases	4,962	3,135
Treasury stock purchases	(3,254)	(2,593)
Net cash used in financing activities	(547)	(95,954)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3,382	1,115
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	51,424	(10,970)
CASH AND CASH EQUIVALENTS, beginning of period	32,319	35,941
CASH AND CASH EQUIVALENTS, end of period	$83,743	$24,971

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$383,155	70.9%	$340,782	67.9%	$760,900	71.8%	$667,196	67.9%
Freight-related revenues	127,621	23.6%	133,688	26.7%	246,958	23.3%	267,146	27.1%
All other revenues	29,657	5.5%	26,905	5.4%	51,683	4.9%	49,649	5.0%
Total operating revenues	$540,433	100.0%	$501,375	100.0%	$1,059,541	100.0%	$983,991	100.0%

Operating expenses:
Labor and benefits(a)	$162,615	30.1%	$155,948	31.1%	$328,199	31.0%	$319,062	32.4%
Equipment rents	33,237	6.2%	38,426	7.7%	67,108	6.3%	76,856	7.8%
Purchased services(b)	56,795	10.5%	51,632	10.3%	107,796	10.2%	98,134	10.0%
Depreciation and amortization	61,513	11.4%	50,924	10.2%	122,287	11.5%	100,254	10.2%
Diesel fuel used in train operations	33,030	6.1%	28,251	5.5%	71,183	6.7%	53,717	5.4%
Electricity used in train operations	2,134	0.4%	3,304	0.7%	5,307	0.5%	6,669	0.7%
Casualties and insurance	10,179	1.9%	9,442	1.9%	22,722	2.1%	19,562	2.0%
Materials	26,651	4.9%	21,393	4.3%	47,197	4.5%	42,984	4.4%
Trackage rights	21,797	4.0%	21,152	4.2%	44,020	4.2%	41,728	4.2%
Net (gain)/loss on sale and impairment of assets(c)	(354)	(0.1)%	(308)	(0.1)%	(781)	(0.1)%	12,517	1.3%
Restructuring costs	2,361	0.4%	4,970	1.0%	6,116	0.6%	6,097	0.6%
Other expenses(d)	29,135	5.4%	29,047	5.8%	59,593	5.6%	62,221	6.3%
Total operating expenses	$439,093	81.2%	$414,181	82.6%	$880,747	83.1%	$839,801	85.3%

(a)	Includes $0.5 million and $2.8 corporate development and related costs for the three and six months ended June 30, 2017, respectively, primarily associated with severance costs related to the integration of the Providence & Worcester Railroad Company (P&W). Includes $0.1 million corporate development and related costs for the three months ended June 30, 2016.

(b)	Includes $0.2 million and $0.3 million corporate development and related costs for the three and six months ended June 30, 2017, respectively. Includes $0.1 million and $0.2 million corporate development and related costs for the three and six months ended June 30, 2016, respectively.

(c)	Includes an impairment charge of $13.0 million associated with an Australia iron ore customer entering into voluntary administration for the six months ended June 30, 2016.

(d)	Includes $3.0 million and $6.0 million corporate development and related costs for the three and six months ended June 30, 2017, respectively, primarily associated with the acquisition and integration of Pentalver as well as expenses related to ongoing corporate development projects and projects that are no longer active. Includes $2.4 million and $2.9 million corporate development and related costs for the three and six months ended June 30, 2016, respectively, primarily associated with the acquisition of GRail. Includes an accounts receivable reserve of $8.1 million associated with an Australia iron ore customer entering into voluntary administration for the six months ended June 30, 2016.

GENESEE & WYOMING INC. AND SUBSIDIARIES
NORTH AMERICAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$238,373	75.5%	$227,082	74.6%	$476,654	75.0%	$448,907	74.2%
Freight-related revenues	61,183	19.4%	60,978	20.0%	126,528	20.0%	122,503	20.3%
All other revenues	16,118	5.1%	16,515	5.4%	31,968	5.0%	32,943	5.5%
Total operating revenues	$315,674	100.0%	$304,575	100.0%	$635,150	100.0%	$604,353	100.0%

Operating expenses:
Labor and benefits(a)	$102,175	32.4%	$95,587	31.4%	$212,426	33.5%	$198,177	32.8%
Equipment rents	13,380	4.3%	14,218	4.7%	27,370	4.3%	29,274	4.9%
Purchased services(b)	15,423	4.9%	16,263	5.3%	30,096	4.7%	31,964	5.3%
Depreciation and amortization	38,919	12.3%	37,124	12.2%	77,786	12.3%	73,313	12.1%
Diesel fuel used in train operations	16,546	5.2%	13,837	4.5%	37,104	5.8%	27,361	4.5%
Casualties and insurance	7,811	2.5%	7,013	2.3%	18,044	2.8%	14,253	2.4%
Materials	13,061	4.1%	12,946	4.4%	26,524	4.2%	25,946	4.3%
Trackage rights	9,189	2.9%	8,885	2.9%	18,707	3.0%	17,752	2.9%
Net gain on sale and impairment of assets	(328)	(0.1)%	(236)	(0.1)%	(760)	(0.1)%	(395)	(0.1)%
Restructuring costs	14	—%	335	0.1%	68	—%	694	0.1%
Other expenses(c)	19,898	6.3%	19,580	6.4%	40,629	6.4%	37,013	6.1%
Total operating expenses	$236,088	74.8%	$225,552	74.1%	$487,994	76.8%	$455,352	75.3%
Operating income	$79,586		$79,023		$147,156		$149,001
Expenditures for additions to property & equipment, net of grants from outside parties	$40,012		$39,523		$64,227		$64,939

(a)

Includes $0.4 million and $2.7 million corporate development and related costs for the three and six months ended June 30, 2017, respectively, primarily associated with severance costs related to the integration of the P&W. Includes $0.2 million corporate development and related costs for both the three and six months ended June 30, 2016.

(b)	Includes $0.1 million corporate development and related costs for the six months ended June 30, 2017. Includes $0.1 million and $0.2 million corporate development and related costs for the three and six months ended June 30, 2016, respectively.

(c)	Includes $1.1 million and $4.0 million corporate development and related costs for the three and six months ended June 30, 2017, respectively, primarily associated with ongoing corporate development projects as well as projects that are no longer active. Includes $1.5 million and $1.8 million corporate development and related costs for the three and six months ended June 30, 2016, respectively.

GENESEE & WYOMING INC. AND SUBSIDIARIES
AUSTRALIAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$63,753	83.0%	$26,394	47.7%	$124,627	82.7%	$51,171	47.8%
Freight-related revenues	11,500	15.0%	27,129	49.1%	23,209	15.4%	52,619	49.1%
All other revenues	1,556	2.0%	1,760	3.2%	2,880	1.9%	3,291	3.1%
Total operating revenues	$76,809	100.0%	$55,283	100.0%	$150,716	100.0%	$107,081	100.0%

Operating expenses:
Labor and benefits	$17,775	23.1%	$16,800	30.4%	$34,829	23.1%	$32,568	30.4%
Equipment rents	1,334	1.7%	1,630	2.9%	2,735	1.8%	3,325	3.1%
Purchased services	6,470	8.4%	6,098	11.0%	12,682	8.4%	11,349	10.6%
Depreciation and amortization	14,970	19.5%	7,233	13.1%	30,162	20.0%	13,889	13.0%
Diesel fuel used in train operations	6,320	8.2%	4,538	8.2%	12,910	8.6%	8,575	8.0%
Casualties and insurance	1,379	1.8%	1,553	2.8%	2,852	1.9%	3,088	2.9%
Materials	2,517	3.3%	2,870	5.2%	5,231	3.5%	5,289	4.9%
Trackage rights	3,484	4.6%	2,028	3.7%	6,892	4.6%	4,317	4.0%
Net (gain)/loss on sale and impairment of assets(a)	(20)	—%	—	—%	(22)	—%	12,982	12.1%
Restructuring costs	—	—%	23	—%	338	0.2%	716	0.7%
Other expenses(b)	2,330	3.0%	3,129	5.7%	4,698	3.1%	13,353	12.5%
Total operating expenses	$56,559	73.6%	$45,902	83.0%	$113,307	75.2%	$109,451	102.2%
Operating income/(loss)	$20,250		$9,381		$37,409		$(2,370)
Expenditures for additions to property & equipment, net of grants from outside parties	$3,714		$4,787		$5,176		$5,654

(a)	Includes an impairment charge of $13.0 million associated with an iron ore customer entering into voluntary administration for the six months ended June 30, 2016.

(b)	Includes $0.1 million and $0.2 million corporate development and related costs for the three and six months ended June 30, 2017, respectively. Includes $0.8 million and $1.0 million corporate development and related costs for the three and six months ended June 30, 2016, respectively. Includes an accounts receivable reserve of $8.1 million associated with an iron ore customer entering into voluntary administration for the six months ended June 30, 2016.

GENESEE & WYOMING INC. AND SUBSIDIARIES
U.K./EUROPEAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$81,029	54.8%	$87,306	61.7%	$159,619	58.3%	$167,118	61.3%
Freight-related revenues	54,938	37.1%	45,581	32.2%	97,221	35.5%	92,024	33.8%
All other revenues	11,983	8.1%	8,630	6.1%	16,835	6.2%	13,415	4.9%
Total operating revenues	$147,950	100.0%	$141,517	100.0%	$273,675	100.0%	$272,557	100.0%

Operating expenses:
Labor and benefits(a)	$42,665	28.8%	$43,561	30.8%	$80,944	29.6%	$88,317	32.4%
Equipment rents	18,523	12.5%	22,578	16.0%	37,003	13.5%	44,257	16.2%
Purchased services(b)	34,902	23.6%	29,271	20.7%	65,018	23.8%	54,821	20.1%
Depreciation and amortization	7,624	5.1%	6,567	4.6%	14,339	5.2%	13,052	4.9%
Diesel fuel used in train operations	10,164	6.9%	9,876	7.0%	21,169	7.7%	17,781	6.5%
Electricity used in train operations	2,134	1.4%	3,304	2.3%	5,307	2.0%	6,669	2.4%
Casualties and insurance	989	0.7%	876	0.6%	1,826	0.7%	2,221	0.8%
Materials	11,073	7.5%	5,577	3.9%	15,442	5.6%	11,749	4.3%
Trackage rights	9,124	6.2%	10,239	7.3%	18,421	6.7%	19,659	7.2%
Net (gain)/loss on sale and impairment of assets	(6)	—%	(72)	(0.1)%	1	—%	(70)	—%
Restructuring costs	2,347	1.6%	4,612	3.3%	5,710	2.1%	4,687	1.7%
Other expenses(c)	6,907	4.7%	6,338	4.5%	14,266	5.2%	11,855	4.4%
Total operating expenses	$146,446	99.0%	$142,727	100.9%	$279,446	102.1%	$274,998	100.9%
Operating income/(loss)	$1,504		$(1,210)		$(5,771)		$(2,441)
Expenditures for additions to property & equipment, net of grants from outside parties	$3,190		$11,338		$10,465		$16,738

(a)	Includes $0.1 million corporate development and related costs for both the three and six months ended June 30, 2017, associated with severance costs related to the integration of Pentalver.

(b)	Includes $0.2 million corporate development and related costs for both the three and six months ended June 30, 2017, associated with the acquisition of Pentalver.

(c)	Includes $1.8 million corporate development and related costs for both the three and six months ended June 30, 2017, associated with the acquisition and integration of Pentalver.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended June 30, 2017	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$31,279	52,953	$591	$5,932	15,375	$386	$829	746	$1,111	$38,040	69,074	$551
Autos & Auto Parts	5,730	9,184	624	—	—	—	—	—	—	5,730	9,184	624
Chemicals & Plastics	37,400	44,814	835	—	—	—	—	—	—	37,400	44,814	835
Coal & Coke	15,382	46,501	331	27,758	92,659	300	1,719	3,974	433	44,859	143,134	313
Food & Kindred Products	8,325	14,806	562	—	—	—	—	—	—	8,325	14,806	562
Intermodal	238	2,367	101	17,234	15,159	1,137	60,793	217,091	280	78,265	234,617	334
Lumber & Forest Products	22,323	35,619	627	—	—	—	—	—	—	22,323	35,619	627
Metallic Ores	2,920	4,249	687	10,659	8,854	1,204	—	—	—	13,579	13,103	1,036
Metals	26,079	34,695	752	—	—	—	—	—	—	26,079	34,695	752
Minerals & Stone	34,562	56,768	609	2,016	13,978	144	17,688	45,135	392	54,266	115,881	468
Petroleum Products	15,844	23,912	663	154	64	2,406	—	—	—	15,998	23,976	667
Pulp & Paper	26,077	39,813	655	—	—	—	—	—	—	26,077	39,813	655
Waste	7,144	14,387	497	—	—	—	—	—	—	7,144	14,387	497
Other	5,070	16,979	299	—	—	—	—	—	—	5,070	16,979	299
Totals	$238,373	397,047	$600	$63,753	146,089	$436	$81,029	266,946	$304	$383,155	810,082	$473

Three Months Ended June 30, 2016	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$27,178	49,330	$551	$4,411	10,504	$420	$393	448	$877	$31,982	60,282	$531
Autos & Auto Parts	4,980	8,146	611	—	—	—	—	—	—	4,980	8,146	611
Chemicals & Plastics	35,743	44,875	797	—	—	—	—	—	—	35,743	44,875	797
Coal & Coke	15,051	46,237	326	—	—	—	3,408	9,250	368	18,459	55,487	333
Food & Kindred Products	7,973	14,448	552	—	—	—	—	—	—	7,973	14,448	552
Intermodal	1	12	83	17,044	15,320	1,113	68,919	228,543	302	85,964	243,875	352
Lumber & Forest Products	20,842	34,561	603	—	—	—	59	135	437	20,901	34,696	602
Metallic Ores	4,615	6,122	754	2,867	2,018	1,421	40	93	430	7,522	8,233	914
Metals	27,157	35,881	757	—	—	—	—	—	—	27,157	35,881	757
Minerals & Stone	29,502	51,882	569	1,901	16,337	116	14,487	38,073	381	45,890	106,292	432
Petroleum Products	17,180	25,462	675	171	72	2,375	—	—	—	17,351	25,534	680
Pulp & Paper	26,062	41,128	634	—	—	—	—	—	—	26,062	41,128	634
Waste	5,551	11,520	482	—	—	—	—	—	—	5,551	11,520	482
Other	5,247	16,519	318	—	—	—	—	—	—	5,247	16,519	318
Totals	$227,082	386,123	$588	$26,394	44,251	$596	$87,306	276,542	$316	$340,782	706,916	$482

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Six Months Ended June 30, 2017	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$64,257	110,204	$583	$11,678	30,641	$381	$2,568	2,259	$1,137	$78,503	143,104	$549
Autos & Auto Parts	10,940	17,977	609	—	—	—	—	—	—	10,940	17,977	609
Chemicals & Plastics	74,915	90,822	825	—	—	—	—	—	—	74,915	90,822	825
Coal & Coke	37,115	109,800	338	57,279	190,343	301	5,119	14,535	352	99,513	314,678	316
Food & Kindred Products	16,599	29,676	559	—	—	—	—	—	—	16,599	29,676	559
Intermodal	415	4,168	100	33,101	28,737	1,152	122,789	440,904	278	156,305	473,809	330
Lumber & Forest Products	42,699	69,174	617	—	—	—	—	—	—	42,699	69,174	617
Metallic Ores	6,816	9,173	743	18,290	15,760	1,161	—	—	—	25,106	24,933	1,007
Metals	52,673	70,493	747	—	—	—	—	—	—	52,673	70,493	747
Minerals & Stone	62,677	103,813	604	3,995	29,906	134	29,143	78,064	373	95,815	211,783	452
Petroleum Products	34,271	49,049	699	284	118	2,407	—	—	—	34,555	49,167	703
Pulp & Paper	51,555	78,587	656	—	—	—	—	—	—	51,555	78,587	656
Waste	12,338	25,131	491	—	—	—	—	—	—	12,338	25,131	491
Other	9,384	31,996	293	—	—	—	—	—	—	9,384	31,996	293
Totals	$476,654	800,063	$596	$124,627	295,505	$422	$159,619	535,762	$298	$760,900	1,631,330	$466

Six Months Ended June 30, 2016	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$55,234	105,345	$524	$9,410	24,077	$391	$736	842	$874	$65,380	130,264	$502
Autos & Auto Parts	9,015	14,952	603	—	—	—	—	—	—	9,015	14,952	603
Chemicals & Plastics	69,491	89,234	779	—	—	—	—	—	—	69,491	89,234	779
Coal & Coke	31,877	94,915	336	—	—	—	7,752	17,313	448	39,629	112,228	353
Food & Kindred Products	16,407	29,412	558	—	—	—	—	—	—	16,407	29,412	558
Intermodal	2	24	83	31,617	28,943	1,092	133,448	440,638	303	165,067	469,605	352
Lumber & Forest Products	41,712	69,393	601	—	—	—	126	315	400	41,838	69,708	600
Metallic Ores	9,677	12,347	784	5,974	4,336	1,378	40	93	430	15,691	16,776	935
Metals	54,200	71,786	755	—	—	—	—	—	—	54,200	71,786	755
Minerals & Stone	54,296	95,563	568	3,780	32,985	115	25,016	69,310	361	83,092	197,858	420
Petroleum Products	35,453	51,451	689	390	133	2,932	—	—	—	35,843	51,584	695
Pulp & Paper	52,190	82,296	634	—	—	—	—	—	—	52,190	82,296	634
Waste	9,339	19,806	472	—	—	—	—	—	—	9,339	19,806	472
Other	10,014	32,791	305	—	—	—	—	—	—	10,014	32,791	305
Totals	$448,907	769,315	$584	$51,171	90,474	$566	$167,118	528,511	$316	$667,196	1,388,300	$481

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratio, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS), free cash flow and free cash flow attributable to G&W, which are "non-GAAP financial measures" as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W's operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure ($ in millions, except per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Operating Income and Adjusted Operating Ratio

	Three Months Ended
	June 30, 2017
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$315.7	$76.8	$148.0	$540.4
Operating expenses	236.1	56.6	146.4	439.1
Operating income(a)	$79.6	$20.3	$1.5	$101.3
Operating ratio (b)	74.8%	73.6%	99.0%	81.2%

Operating expenses	$236.1	$56.6	$146.4	$439.1
Corporate development and related costs	(1.5)	(0.1)	(2.1)	(3.7)
Restructuring costs	—	—	(2.3)	(2.4)
Adjusted operating expenses	$234.6	$56.5	$142.0	$433.1

Adjusted operating income	$81.1	$20.3	$5.9	$107.4
Adjusted operating ratio	74.3%	73.5%	96.0%	80.1%

(a)	Operating income is calculated as operating revenues less operating expenses.

(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

	Three Months Ended
	June 30, 2016
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$304.6	$55.3	$141.5	$501.4
Operating expenses	225.6	45.9	142.7	414.2
Operating income/(loss) (a)	$79.0	$9.4	$(1.2)	$87.2
Operating ratio (b)	74.1%	83.0%	100.9%	82.6%

Operating expenses	$225.6	$45.9	$142.7	$414.2
Corporate development and related costs	(1.7)	(0.8)	—	(2.6)
Restructuring costs	(0.3)	—	(4.6)	(5.0)
Adjusted operating expenses	$223.5	$45.1	$138.1	$406.6

Adjusted operating income	$81.1	$10.2	$3.4	$94.7
Adjusted operating ratio	73.4%	81.5%	97.6%	81.1%

(a)	Operating income/(loss) is calculated as operating revenues less operating expenses.

(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted EPS

Three Months Ended June 30, 2017	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$77.7	$(29.6)	$46.0	$0.74
Add back certain items:
Corporate development and related costs	3.7	(0.9)	2.7	0.04
Restructuring costs	2.4	(0.2)	2.2	0.03
Gain on sale of investment	(1.6)	0.7	(1.0)	(0.02)
As adjusted	$82.1	$(30.0)	$49.9	$0.80

Three Months Ended June 30, 2016	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$70.5	$(22.1)	$48.4	$0.83
Add back certain items:
Corporate development and related costs	2.6	(0.8)	1.8	0.03
Restructuring costs	5.0	(0.9)	4.0	0.07
Q2 2016 Short Line Tax Credit	—	(7.2)	(7.2)	(0.12)
As adjusted	$78.1	$(31.0)	$47.0	$0.81

Free Cash Flow & Free Cash Flow Attributable to G&W

	Six Months Ended
	June 30,
	2017	2016
Net cash provided by operating activities	$224.3	$162.0
Net cash used in investing activities	(175.7)	(78.1)
Net cash used for acquisitions/divestitures	105.7	1.1
Free cash flow and Free cash flow attributable to G&W	$154.3	$85.0
New business investments, net of grants from outside parties	7.4	3.4
Free cash flow before new business investments	$161.6	$88.3

CONTACT:
Genesee & Wyoming Inc.
Michael Williams, 1-203-202-8900
G&W Corporate Communications
mwilliams@gwrr.com